Exhibit 32.2
Section 1350 Certification,
As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Magma Design Automation, Inc. (the “Company”) on Form 10-K for the year ended May 1, 2011, as filed with the Securities and Exchange Commission on the date hereof, I, Peter S. Teshima, Chief Financial Officer of the Company, certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of my knowledge,

(i)	the Annual Report of the Company on Form 10-K for the year ended May 1, 2011 (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter S.Teshima
Peter S. Teshima Corporate Vice President, Finance and Chief Financial Officer

July 14, 2011
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished with the Company's Form 10-K for the year ended May 1, 2011 pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.